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                                                                    Exhibit 99.2

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e, 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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        For this type of      Give the SOCIAL                   For this type of           Give the EMPLOYER
        Account               SECURITY number                   account                    IDENTIFICATION
                              of-                                                          NUMBER OF
--------------------------------------------------------------------------------------------------------------
1.      Individual            The Individual                6.  Sole proprietorship        The owner (1)
--------------------------------------------------------------------------------------------------------------
2.      Two or more           The actual owner of           7.  A valid trust, estate,     The legal entity(3)
        individuals (joint    the account or, if                or pension trust
        account)              combined funds, the
                              first individual on the
                              account. (2)
--------------------------------------------------------------------------------------------------------------
3.      Custodian             The minor (4)                 8.  Corporate                  The corporation
        account of a
        minor (Uniform
        Gift to Minors
        Act)
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4.a.    The usual             The grantor-trustee(2)        9.  Association, club,         The organization
        revocable savings                                       religious charitable,
        trust (grantor is                                       educational or other
        also a trustee)                                         tax-exempt
                                                                organization
--------------------------------------------------------------------------------------------------------------
4.b.    So-called trust       The actual owner(2)          10.  Partnership                The partnership
        account that is not
        a legal or valid
        trust under state
        law
--------------------------------------------------------------------------------------------------------------
5.      Sole                  The owner(1)                 11.  A broker or registered     The broker or
        proprietorship                                          nominee                    registered nominee
--------------------------------------------------------------------------------------------------------------
                                                           12.  Account with the           The public entity
                                                                Department of
                                                                Agriculture in the
                                                                name of a public
                                                                entity
--------------------------------------------------------------------------------------------------------------

(1) You must show your individual name, but you may also enter your business or "doing business as" name. Or may use either your SSN or EIN.
(2)  List first and circle the name of the person whose number you furnish.
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(3)  List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

(4)  Circle the minor's name and furnish the minor's social security number.

       GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
                              SUBSTITUTE FORM W-9

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 U.C. who regularly acts s a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions and patronage dividends.

(1)  A corporation.
(2) An organization exempt from tax under section 501(a), or an individual retirement plan or custodial account under section 403(b)(7).
(3)  The United States or any agency or instrumentality thereof.
(4) A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
(5) A foreign government, a political subdivision of a foreign government, or an agency or instrumentality thereof.
(6)  An international organization or any agency or instrumentality thereof.
(7)  A foreign central bank of issue.
(8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
(9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10) A real estate investment trust.
(11) An entity registered at all times under the Investment Company Act of 1940.
(12) A common trust fund operated by a bank under section 584(a).
(13) A financial institution.
(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
(15) An exempt charitable remainder trust, or a non-exempt trust described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 .   Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 .   Payment of patronage dividends not paid in money.
 .   Payments made by certain foreign organizations.
 .   Section 404(k) payments made by an ESOP.

Interest payments that are generally exempt from back-up withholding include:
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 .   Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 .   Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 .   Payments described in section 6049(b)(5) to nonresident aliens.
 .   Payments on tax-free covenant bonds under section 1451.
 .   Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, royalties, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.